UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 15, 2006

Nephros, Inc.
(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32288

Delaware	13-3971809
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3960 Broadway, New York, New York 10032
(Address of Principal Executive Offices)
(Zip Code)

(212) 781-5113
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principle Officers; Election of Directors; Appointment of Principal Officers.

On September 15, 2006, the Board of Directors of Nephros, Inc. (the “Company”) appointed Judy S. Slotkin as a director of the Company to fill a newly created vacancy on the Board. There was no arrangement or understanding pursuant to which Ms. Slotkin was elected as a director. The Company was not and is not a party to any transaction during the last two years or any proposed transactions in which Ms. Slotkin had or is to have a direct or indirect material interest. Ms. Slotkin has been appointed to serve on the Board’s Audit Committee.

Ms. Slotkin was Co-Head Finance Committee of the Modern Africa Fund, a $120 million private equity fund, from 1998-2003. Prior to that, Ms. Slotkin held various positions in Citigroup over 16 years, most recently serving as Managing Director (Department Head) in the Corporate Finance Division of Citigroup (Citibank Investment Bank) where she was responsible for various businesses and first head of the group’s Capital Markets Desk. Ms. Slotkin is a director of Siga Technologies, Inc. Ms. Slotkin also serves on the Board of Trinity School, New York, New York and is a founding member of the Food Allergy Initiative, New York, New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2006

                                                            NEPHROS, INC.

                                                      By: /s/ Mark W. Lerner
                           Mark W. Lerner
                           Chief Financial Officer
                           (Principal Financial and Accounting Officer)